UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m. central time on Thursday, June 15, 2006, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The matters to be considered at the meeting are described in the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote will be counted, if, for any reason, you are unable to attend.

We look forward to seeing you at the 2006 Annual Meeting of Stockholders.

Sincerely,

Jeffrey W. Taylor
Chairman

May 8, 2006

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2006 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held at the Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 15, 2006, at 9:00 a.m. central time for the following purposes:

1. To elect ten (10) directors to our Board of Directors to serve for a term of one (1) year and until their respective successors are elected and qualified;

2. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 27, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the 2006 Annual Meeting. Ten days prior to the 2006 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Rosemont, Illinois.

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Jeffrey W. Taylor
Chairman

May 8, 2006

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished on or about May 8, 2006 to stockholders of Taylor Capital Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. central time on Thursday, June 15, 2006, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The cost of soliciting proxies will be borne by us. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by us by mail or by personal interview, telephone and telegraph by our directors, officers and other employees, who will receive no additional compensation for their services.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to Jeffrey W. Taylor, Chief Executive Officer of our company, at our executive offices at 9550 West Higgins Road, Rosemont, Illinois 60018, or by attending the meeting and voting in person.

At the close of business on April 27, 2006, there were 11,026,179 shares of our common stock outstanding and entitled to vote at the meeting. Only stockholders of record on April 27, 2006, will be entitled to vote at the meeting, and each share will have one vote.

Voting Information

The presence at the Annual Meeting, in person or by proxy, of holders of thirty-five percent (35%) of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

The election of our Board of Directors’ nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. You will not be permitted to cumulate your votes in the election of directors.

Approval of any other business which may properly come before the Annual Meeting, or any adjournments or postponements thereof, generally will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Generally, in the case of such other business, under

Delaware law and our certificate of incorporation and bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast “For” each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “Against” the matter. Broker non-votes are counted as present, but will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card.

Proxies properly executed and received by us prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting, or any adjournments or postponements thereof. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum at the meeting, or any adjournments or postponements thereof.

If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in “street name”), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven persons, but will consist of ten persons after the Annual Meeting, assuming the election of all of the nominees to our Board of Directors. Adelyn Dougherty Leander informed the Corporate Governance and Nominating Committee of our Board of Directors in January 2006 of her decision to retire from our Board of Directors and accordingly that she will not seek re-election as a director at the Annual Meeting. However, the Board of Directors is authorized under Article FIFTH of our Certificate of Incorporation to fill vacancies on the Board of Directors, but presently has no plan to fill the vacancy created by Ms. Leander’s retirement. Pursuant to Article FIFTH of our Certificate of Incorporation, each of the members of our Board of Directors will serve for a one year term.

Each of Jeffrey W. Taylor, Bruce W. Taylor, Ronald Bliwas, Ronald D. Emanuel, Edward McGowan, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl, Richard W. Tinberg and Mark L. Yeager has been nominated by our Board of Directors as a director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for one year until the 2007 Annual Meeting of Stockholders and until a successor has been elected and qualified.

Our Board of Directors has determined, in its business judgment, that each of Ronald Bliwas, Ronald D. Emanuel, Edward McGowan, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl and Richard W. Tinberg meet the independence standards set forth in the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ National Market.

Section 2.9 of our By-laws provides that so long as the Taylor family beneficially owns in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor family will be entitled to nominate up to three (3) candidates for election to the Board of Directors at any annual meeting of our stockholders. The Taylor family did not nominate any candidates for election to the Board of Directors at the Annual Meeting.

Each of the director nominees will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. As of March 31, 2006, members of the Taylor family and their affiliates, who are all party to a voting trust agreement, owned 43.7% of our outstanding common stock. The Taylor family has advised the company that it will vote in favor of the election of each of the nominees.

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Directors

The names of the persons nominated for election as directors of our company, together with certain information concerning the nominees, are set forth below:

Directors to be Elected at the 2006 Annual Meeting:

Name	Age	Position With Company
Jeffrey W. Taylor	53	Chairman, Chief Executive Officer, and Director
Bruce W. Taylor	50	President and Director
Ronald Bliwas	63	Director
Ronald D. Emanuel	59	Director
Edward McGowan	69	Director
Louise O’Sullivan	60	Director
Melvin E. Pearl	70	Director
Shepherd G. Pryor, IV	59	Director
Richard W. Tinberg	55	Director
Mark L. Yeager	56	Director

Jeffrey W. Taylor has served as Chairman of the Board, Chief Executive Officer and a director of our company since its inception in 1997 and Chairman of Cole Taylor Bank (the “Bank”) since 1994. Mr. Taylor served as a director of Cole Taylor Financial Group (“CTFG”) from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Bruce W. Taylor.

Bruce W. Taylor has served as President and as a director of our company since its inception in 1997 and President and Chief Executive Officer of the Bank, a wholly-owned subsidiary of our company since 1994. He also has served as Chief Financial Officer of our company and the Bank from March 2004 through December 2004. Mr. Taylor served as a director of CTFG from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the Bank. From 1991 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for Cole Taylor Bank in 1979 and has held several management positions with the Bank since that time. In 2005, Mr. Taylor was elected as a director of MTL Insurance Company. Mr. Taylor is the brother of Jeffrey W. Taylor.

Ronald L. Bliwas has served as a director of our company since April 2004 and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Bliwas is the President and Chief Executive Officer of A. Eicoff & Company, a leading Chicago advertising agency that specializes in broadcast advertising and is a division of Ogilvy & Mather. Mr. Bliwas also serves as a director of the University of Arizona National Board of Advisors, the Friends of Prentice Women’s Hospital & Maternity Center of Northwestern Memorial Hospital Foundation, the Illinois Institute of Technology Board of Directors and on the executive committee of the Board of Directors of the Direct Marketing Association and was such association’s 2004-05 Chairman.

Ronald D. Emanuel has served as a director of our company since its inception in 1997, as a member of the Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997, and as a member of the Corporate Governance and Nominating Committee since January 2006. Since 1979, Mr. Emanuel has been President of ATI Carriage House, Inc., a retail furniture distributor.

Edward T. McGowan has served as a director of our company since its inception in 1997 and as a director of the Bank, since 1984. Since 1963, Mr. McGowan has been President of Edon Construction Co., Inc., a carpentry contractor. He has also served as President of Dremco, Inc., a real estate developer, since 1995, and served as Secretary and Treasurer of Dremco, Inc. from 1975 to 1995.

Louise O’Sullivan has served as a director of our company since December 2004. Ms. O’Sullivan founded Prime Advantage in 1998, following more than 20 years of successful leadership experience in industrial manufacturing. Prime Advantage is a privately-held manufacturers buying consortium that leverages a large, unified network of original equipment manufacturers. Previously, she was president of the Groen Company (a subsidiary of the Dover Corporation), a major manufacturer of commercial food service and industrial processing equipment. Ms. O’Sullivan serves as a Director of the University of Chicago Graduate School of Business Entrepreneurial Advisory Board.

Melvin E. Pearl has served as a director of our company since its inception in 1997, as Chairman of the Compensation Committee since 1997, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl was a founding partner with the law firm of Katten Muchin Rosenman LLP from 1974 until 2004, and is now “Of Counsel” to that firm.

Shepherd G. Pryor IV has served as a director of our company and a member of the Audit and Examining Committee since September 2003, Chairman of the Corporate Governance and Nominating Committee of our Board of Directors since November 2004 and Lead Director of the Independent Directors meetings. Mr. Pryor is an independent management consultant with his own firm, Shepherd G. Pryor IV Management Consulting, and provides services to boards of directors through Board Resources, a division of TeamWork Technologies. Mr. Pryor serves on the board of directors of HCI Direct, Inc., a manufacturer and direct response marketer, and is lead director of the board of Archibald Candy Corporation, a manufacturer and retailer. Mr. Pryor also served on the board of directors of Petrolane, Inc., a propane distributor and retailer, until its sale to Amerigas. Mr. Pryor is a member of the National Association of Corporate Directors and a NASD arbitrator. Mr. Pryor is a founding board member and current president of the Music Arts School in Highland Park and a founding member of Resurrection Home Health Foundation. In addition, Mr. Pryor serves as a faculty member at Keller Graduate School of Management.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He has served as a member of our Compensation Committee since 1997 and as Chairman of our Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. Since 1985, Mr. Tinberg has been the President and Chief Executive Officer of the Bradford Group, a group of organizations engaged in the development and marketing of collectibles. Mr. Tinberg has also served as the Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1985.

Mark L. Yeager has served as a director of our company since its inception in 1997. Since 1981, Mr. Yeager has been a Partner with the law firm of McDermott, Will & Emery.

Board Committees

Our Board of Directors has established three standing committees: an Audit and Examining Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

The Audit and Examining Committee of our Board consists of Mr. Tinberg (Chairman), Mr. Pryor and Mr. Emanuel. The Audit and Examining Committee’s primary duties and responsibilities include the engagement of the independent external auditors as well as to (1) monitor the integrity of our company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of our company’s independent external auditors and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent external auditors, management and the Board of Directors, (5) encourage management to take an aggressive approach toward resolving matters that require attention as defined by the Audit and Examining Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary. Our Board of Directors has determined, in its business judgment, that all of the members of the Audit and Examining Committee meet the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ National Market. The Board of Directors has designated each of Mr. Tinberg and Mr. Pryor as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit and Examining Committee operates pursuant to a written charter, which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Daniel C. Stevens, Chief Financial Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. During 2005, the Audit and Examining Committee met 16 times. Each member of the Audit and Examining Committee attended all meetings during his term of office, with the exception of Mr. Emanuel, who was unable to attend four meetings.

The Compensation Committee of our Board consists of Mr. Pearl (Chairman), Mr. Tinberg and Ms. Leander. The Board of Directors has approved the appointment of Louise O’Sullivan as a member of the Compensation Committee, effective immediately after the 2006 Annual Meeting of Stockholders to fill the vacancy created by Ms. Leander’s retirement. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors regarding the compensation of our directors, executive officers and key employees and (2) overseeing the administration of our employee benefit plans. The Compensation Committee operates pursuant to a written charter, which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Daniel C. Stevens, Chief Financial Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. The Compensation Committee met six times during 2005. Each member of the Compensation Committee attended all meetings during his or her term of office.

The Corporate Governance and Nominating Committee of our Board consists of Mr. Pryor (Chairman), Mr. Bliwas, Mr. Emanuel and Mr. Pearl. Mr. Yeager withdrew as a member of the Corporate Governance and Nominating Committee effective August 17, 2005. Gary Greenberg (Cole Taylor Bank Director) withdrew as liaison to the Corporate Governance and Nominating Committee from Cole Taylor Bank effective August 2005. The Corporate Governance and Nominating Committee’s primary responsibilities are to (1) assist the Boards of Directors of the Company and the Bank in identifying persons qualified to become members of the Boards, consistent with the criteria established by the Committee and approved by the Boards, (2) assist the Boards in identifying the directors that may serve on each committee of the Boards, (3) coordinate the Board’s evaluation of itself and management, and (4) develop and recommend to the Board corporate governance guidelines. The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Daniel C. Stevens, Chief Financial Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. The Corporate Governance and Nominating Committee met once during 2005. Each member of the Corporate Governance and Nominating Committee attended the meeting during his term of office with the exception of Mr. Pearl who was unable to attend the meeting.

In nominating directors, our Corporate Governance and Nominating Committee and our Board consider a variety of factors, including whether an individual has experience as a senior executive of a company in the banking industry or at a publicly-traded corporation, experience in the management or leadership of a substantial private business enterprise or such other professional experience as our Board of Directors determines shall qualify an individual for Board service. Our Board of Directors also strives to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise. In considering candidates for the Board, our Board of Directors will evaluate the entirety of each candidate’s credentials. There are no specific minimum qualifications that must be met by a Board-recommended nominee.

Our Corporate Governance and Nominating Committee will consider director nominees from any reasonable source, including stockholder recommendations tendered in accordance with our By-laws. The Corporate Governance and Nominating Committee also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms. Stockholders who wish to nominate an individual for election as a director at an annual meeting of the stockholders must comply with Article 2, Section 2.9 of our By-laws regarding stockholder nominations.

Attendance at Meetings

During 2005, our Board of Directors held four regular meetings and five special meetings. Each member attended all meetings during his or her term of office, with the exception of Mr. Bruce Taylor who was unable to attend three meetings, Mr. Tinberg and Mr. Pearl who each were unable to attend two meetings, and Mr. Emanuel and Mr. Yeager who each were unable to attend one meeting. All of our directors attended our 2005 Annual Meeting.

Meetings of Independent Directors

The Board’s “independent directors” (as that term is defined under the standards of the Securities and Exchange Commission and the NASDAQ Stock Market) meet in executive session without management present at least twice a year. The chairman at these executive sessions is the Chairman of the Corporate Governance and Nominating Committee, who also serves as the lead director of the board.

Directors’ Fees

Our non-employee directors receive an annual fee of $10,000 and an attendance fee of $750 for each Board meeting attended and $650 for each committee meeting attended. The chairman of each committee receives an additional $5,000 for chairing a committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Each non-employee director may also receive an annual grant of options, at the discretion of the Compensation Committee of our Board of Directors, under our 1997 and 2002 Incentive Compensation Plans. In 2005, each of our non-employee directors received options to purchase 1,500 shares of our common stock and two of those non-employee directors received options to purchase an additional 750 shares of our common stock. These options vest over a 60-month period. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their services as a director.

EXECUTIVE OFFICERS

The three executive officers of our company are Jeffrey W. Taylor, Chairman and Chief Executive Officer, Bruce W. Taylor, President, and Daniel C. Stevens, Chief Financial Officer (collectively, the “Named Officers”).

Daniel C. Stevens has served as Chief Financial Officer of our company since January 2005. Mr. Stevens, age 50, was the chief financial officer for UMB Financial, an $8 billion asset financial services company headquartered in Kansas City from 2001 to December 2004. From 1999 to 2000, Mr. Stevens served as chief financial officer for Euronet Worldwide, a financial software and transaction processing services company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2006 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our directors, (3) each of our Named Officers (as defined above), and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission (referred to in this proxy statement as the SEC) by such persons or upon information otherwise provided by such persons to us.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 30, 2006 (60 days after March 31, 2006), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 11,004,494 shares of common stock outstanding as of March 31, 2006. Shares of common stock subject to options currently exercisable or exercisable on or before May 30, 2006 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned (%)	Number of Options Included in Number of Shares Beneficially Owned
Jeffrey W. Taylor	4,750,133	(1)	43.1%	20,000
Bruce W. Taylor	4,746,023	(2)	43.0%	20,000
Ronald D. Emanuel	187,691	(3)	1.7%	12,000
Edward T. McGowan	93,554	(4)	*	12,000
Richard W. Tinberg	30,500		*	7,500
Melvin E. Pearl	15,500		*	7,500
Daniel C. Stevens	14,844		*	—
Mark L. Yeager	10,500		*	7,500
Adelyn Dougherty Leander	6,400		*	4,500
Ronald L. Bliwas	3,785		*	600
Shepherd G. Pryor, IV	2,727		*	900
Louise O’Sullivan	1,757		*	300
All directors and executive officers as a group (12 persons)	5,177,111		46.7%	92,800
Five percent stockholders:
Taylor Voting Trust U/A/D 11/30/98	4,686,303	(5)	42.6%	—

*	Denotes beneficial ownership less than one percent.

(1)	Includes (i) 4,686,303 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees, (ii) 39,780 shares of Common Stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as trustees, (iii) 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, (iv) 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA, (v) 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA, and (vi) 3,000 shares owned by Susan Taylor.

(2)	Includes (i) 4,686,303 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees and (ii) 39,720 shares of Common Stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy L. Taylor Robinson serve as trustees.

(3)	Includes 172,691 shares owned by the Emanuel Family Partnership.

(4)	Includes 10,000 shares owned by the Edward T. McGowan Trust.

(5)	Jeffrey W. Taylor, Bruce W. Taylor, and Cindy Taylor Robinson each serve as trustees of Taylor Voting Trust U/A/D 11/30/98.

COMPENSATION

Executive Compensation

The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 2005, 2004 and 2003 for services in all capacities to our company of the Named Officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Restricted Stock Award ($)		Securities Underlying Options(#)	LTIP Payouts ($)(2)	All Other Compensation ($)
Jeffrey W. Taylor, Chairman of the Board and Chief Executive Officer	2005 2004 2003	505,000 505,000 505,000	485,576 252,500 97,628		— — —		— 20,000 20,000	225,619 55,917 88,287	195,406 153,447 131,521	(3) (4) (5)

Bruce W. Taylor, President	2005 2004 2003	503,770 495,364 500,000	484,348 250,000 96,593		— — —		— 20,000 20,000	225,619 55,917 88,287	129,997 101,700 125,816	(6) (7) (8)

Daniel C. Stevens, Chief Financial Officer	2005 2004	300,000 —	413,500 —	(9)	— 500,000	(10)	— —	— —	130,591 —	(11)

(1)	Reflects the Bonus earned in year identified, paid in subsequent year (e.g. 2005 Bonus paid in 2006).

(2)	Reflects the LTIP paid during the year identified. At the end of 2004, the Compensation Committee terminated the existing LTIP plan design. During the first quarter of 2005, outstanding LTIP account balances were paid to participants.

(3)	Represents $7,350 in 401(k) contributions, $4,936 in profit sharing contributions, $3,291 employee stock ownership plan (“ESOP”) stock value, $58,198 in non-qualified deferred compensation (“NQDC”) contributions, $97,820 in supplemental executive retirement plan (“SERP”) contributions, $9,957 in fringe benefits, and $13,854 in special bonus in lieu of a split dollar life insurance policy.

(4)	Represents $4,927 in 401(k) contributions, $2,756 in profit sharing contributions, $4,206 employee stock ownership plan (“ESOP”) stock value, $43,938 in non-qualified deferred compensation (“NQDC”) contributions, $69,832 in supplemental executive retirement plan (“SERP”) contributions, $13,934 in fringe benefits, and $13,854 in special bonus in lieu of a split dollar life insurance policy.

(5)	Represents $4,200 in 401(k) contributions, $5,611 in profit sharing contributions, $3,535 ESOP stock value, $49,089 in NQDC contributions, $9,284 in SERP contributions, $9,750 in fringe benefits, and $50,052 in imputed income relating to, and premiums paid on, split dollar life insurance policies for 2003. Mr. Taylor purchased these policies from the Company in December 2003.

(6)	Represents $7,350 in 401(k) contributions, $4,936 in profit sharing contributions, $3,291 ESOP stock value, $56,876 in NQDC contributions, $34,400 in SERP contributions, $10,849 in fringe benefits, and $12,295 in additional NQDC contribution in lieu of a split dollar life insurance policy.

(7)	Represents $7,175 in 401(k) contributions, $2,756 in profit sharing contributions, $4,206 ESOP stock value, $40,305 in NQDC contributions, $24,558 in SERP contributions, $10,405 in fringe benefits, and $12,295 in additional NQDC contribution in lieu of a split dollar life insurance policy.

(8)	Represents $7,000 in 401(k) contributions, $5,611 in profit sharing contributions, $3,535 ESOP stock value, $47,902 in NQDC contributions, $3,265 in SERP contributions, $8,563 in fringe benefits, and $49,940 in imputed income relating to, and premiums paid on, split dollar life insurance policies for 2003. Mr. Taylor purchased these policies from the Company in December 2003.

(9)	Total bonus reported includes a sign-on bonus in the amount of $113,500 paid in January 2005 and a $300,000 bonus earned in 2005, paid in 2006. The sign-on bonus is repayable to the Company in full in the event that Mr. Stevens voluntarily terminates his employment with the Company within two years of his date of hire.

(10)	In December 2004, the Company entered into an employment letter with Mr. Stevens to become the Chief Financial Officer of the Company effective January 4, 2005. In connection therewith, on December 14, 2004, Mr. Stevens was awarded a restricted stock grant of 14,569 shares valued at $500,000 vesting conditional upon future service with 50% vested at the third anniversary date and 25% vesting in each of the fourth and fifth anniversaries of Mr. Stevens date of hire. Dividends paid on the restricted stock during 2005 totaled $3,497. The value of the restricted stock at December 31, 2005 was $588,588, based on the closing price of $40.40 per share of our common stock on December 30, 2005, as reported by the NASDAQ National Market.

(11)	Represents $7,350 in 401(k) contributions, $4,936 in profit sharing contributions, $3,291 ESOP stock value, $15,014 in NQDC contributions and $100,000 in SERP contributions.

Long-Term Incentive Plans—Awarded in 2005

	Performance or other period until maturation or payout	Estimated future payments under non-stock price-based plan(1)
Name		Threshold (2)	Target ($)	Maximum ($)
Jeffrey W. Taylor	3 years	$—	$400,000	$1,000,000
Bruce W. Taylor	3 years	$—	$400,000	$1,000,000

(1)	At the end of 2004, the Compensation Committee terminated the existing LTIP plan design. Beginning with the 2005 plan year, only Jeffrey W. Taylor and Bruce W. Taylor were eligible to participate in the redesigned LTIP.

(2)	The Compensation Committee established the performance criteria for the redesigned LTIP for the 2005 plan year as the Company’s diluted earnings per share and return on average equity for 2007.

Option Grants and Exercises

On March 7, 2005, the Compensation Committee approved the elimination of the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation packages because of concerns about the aggregate overhang of the Company’s outstanding equity awards. No stock options were granted to the Named Officers during 2005. We have never granted any stock appreciation rights.

Shown below is information with respect to outstanding options held by our Named Officers as of December 31, 2005. All options reflected in the chart below were granted under our 1997 and 2002 Incentive Compensation Plans.

Aggregated 2005 Year-End Option Values

Name	Shares Acquired on Exercise (#)	Net Value Realized ($) (2)	Number of Securities Underlying Unexercised Options at 12/31/05 (#)		Value of Unexercised In-The-Money Options at 12/31/05 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey W. Taylor	—	—	12,000	28,000	220,480	473,920
Bruce W. Taylor	—	—	12,000	28,000	220,480	473,920
Daniel C. Stevens	—	—	—	—	—	—

(1)	Based on the closing price of $40.40 per share of our common stock on December 30, 2005, as reported by the NASDAQ National Market.

(2)	The value realized is the difference between the fair value of the underlying stock at the time of exercise and the exercise price.

Set forth below is information regarding compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2005. Security holders previously approved all equity compensation plans of our company in existence at December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	765,088	$23.30	181,844	(1)
Equity compensation plans not approved by security holders	—	—	—

(1)	Under the terms of our 2002 Incentive Compensation Plan, the number of shares reserved for issuance under this plan increases as of each January 1 by a number of shares equal to 3.0% of the aggregate number of shares outstanding as of December 31 of the immediately preceding calendar year, minus the number of shares remaining available for awards at that time. Accordingly, as of January 1, 2006, the number of shares of our common stock remaining available for future issuance under this plan increased to 329,215 shares.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past served, on the Compensation Committee or board of directors of any other company the executive officers of which serve on our Compensation Committee or Board of Directors.

Executive Employment Arrangements

On December 1, 2004, the Company entered into an employment letter with Mr. Stevens pursuant to which Mr. Stevens will receive an annual base salary of $300,000; a one-time signing bonus of $25,000, net of taxes, and; a one-time signing bonus of a gross amount of $75,000. Both of the signing bonuses are repayable to the

Company in full in the event that Mr. Stevens voluntarily terminates his employment with the Company within two years of the date of his hire. Under the letter, Mr. Stevens received a change of control agreement that provides for compensation equal to two and one-half times his annual base salary and bonus, plus 18 months COBRA coverage and outplacement assistance should Mr. Stevens be terminated following a change of control of the Company.

Compensation Committee Report on Executive Compensation

Our Compensation Committee currently consists of Mr. Pearl, Mr. Tinberg and Ms. Leander, none of whom is an employee of the Company or the Bank. Adelyn Dougherty Leander informed the Corporate Governance and Nominating Committee of our Board of Directors in January 2006 of her decision to retire from our Board of Directors and accordingly that she will not seek re-election as a director at the Annual Meeting. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors on executive officers’ and key employees’ salaries and bonuses and (2) overseeing the administration of our employee benefit plans.

Compensation Policies Toward Named Officers

Our executive compensation policies are intended to support the alignment of the Company’s business strategy with enhanced shareholder value. The objectives of our compensation policies and programs are designed to:

•	Increase shareholder value through stock price growth,

•	Encourage executive officer and employee actions focused on long-term success,

•	Provide motivation to attain the Company mission, and

•	Attract, retain, and reward high performing executive officers and employees who contribute to the Company’s success.

The objectives are achieved through a pay-for-performance total compensation approach, inclusive of base salary, annual incentives, long-term incentives, and equity compensation. Target compensation levels are established through an annual review of national, regional, and local peer banks and holding companies, which provide information for the Compensation Committee when evaluating and determining compensation programs and executive pay. Pay-for-performance is addressed through each compensation program’s design, which generally includes financial-based performance metrics and/or corresponding award payment parameters.

Our Board of Directors and Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. For example, we require that bank officers at or above the level of executive vice president own at least the lower of 35,000 shares of our common stock or a number of shares of our common stock having a value of 2.5 times their base salary. Our Compensation Committee intends to continue to consider annual grants of stock options and restricted stock to our executive officers and other eligible persons under our 2002 Incentive Compensation Plan.

The following describes in more specific terms the elements of compensation in 2005:

Base Salary. In establishing the appropriate level of base compensation for each of Jeffrey W. Taylor and Bruce W. Taylor, the Compensation Committee assessed market data for the top two executive positions at comparable companies given the preference for maintaining similar compensation packages for these individuals. In 2005, the Compensation Committee approved an increase to Bruce Taylor’s base salary from $500,000 to $505,000 effective April 1, 2005.

2002 Incentive Bonus Plan. We maintain our 2002 Incentive Bonus Plan, which was approved by our Board of Directors on June 20, 2002, and, by our stockholders on June 27, 2002. Under this plan, designated officers are eligible to receive cash bonuses based on the attainment of certain financial objectives. The plan is comprised of two components:

Annual Incentive Bonus. Annual incentive bonuses are primarily based upon the achievement of measurable performance goals established at the beginning of each fiscal year. For 2005, the Compensation Committee approved 200% of the target incentive opportunity of 50% of base salary for each of Jeffrey W. Taylor, Bruce W. Taylor and Daniel C. Stevens. The minimum incentive opportunity was 0% and the maximum incentive opportunity was a bonus of up to 100% of base salary based upon the achievement of certain specified levels of Bank net income. For 2005, Jeffrey W. Taylor, Bruce W. Taylor and Daniel C. Stevens earned bonuses of $485,576 (100% of eligible compensation), $484,348 (100% of eligible compensation) and $300,000 (100% of base salary), respectively.

Long Term Incentive Plan. The Compensation Committee terminated the previous Long Term Incentive Plan (“LTIP”) plan design at the end of 2004 and authorized payment of any remaining LTIP account balance dollars from the previous LTIP plan design to the plan’s participants during the first quarter of 2005, of which $225,619 was paid to each of Jeffrey W. Taylor and Bruce W. Taylor.

Under the revised 2005 LTIP, only Jeffrey W. Taylor and Bruce W. Taylor were eligible to participate in 2005. On December 15, 2004, the Compensation Committee elected to increase the targeted LTIP cash opportunity for each of Jeffrey Taylor and Bruce Taylor to $200,000. On March 7, 2005, the Compensation Committee determined to eliminate the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation packages because of concerns about the aggregate overhang of the Company’s outstanding equity awards. Jeffrey W. Taylor and Bruce W. Taylor are therefore each eligible to receive a targeted award amount of $400,000 in LTIP cash compensation with a minimum of $0 and a maximum of $1,000,000 with respect to the 2005 plan year, payable in 2008.

2002 Incentive Compensation Plan. We maintain our 2002 Incentive Compensation Plan, which was approved by our Board of Directors on June 20, 2002, and, by our stockholders on June 27, 2002. Under this plan, directors, officers and employees selected by our Board of Directors are eligible to receive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, stock awards and performance awards. Options granted under the plan may be incentive stock options or nonqualified stock options. Stock appreciation rights may be granted at any time either in tandem with an option or on a freestanding basis. Subject to the provisions of the plan, the Compensation Committee will determine the type of award, when and to whom awards will be granted, the number of shares or amount of cash covered by each award and the terms and kinds of consideration payable with respect to awards.

Stock options provide executives with the opportunity to buy an equity interest in our company and to share in the appreciation of the value of our common stock. Stock options are granted at the fair market value price of our common stock on the date of grant, are subject to vesting over time and only have future value for our executive officers if the stock price appreciates from the date of grant. All options have terms of ten years from the date of grant. Factors influencing stock option grants to our executive officers include performance of our company, relative levels of responsibility, contributions to the businesses of our company and competitiveness with other growth oriented companies. Our Compensation Committee has the authority to grant stock options to our executive officers and other management employees.

Consistent with the Compensation Committee’s determination to eliminate the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation, neither of them were granted any stock options in 2005. Mr. Stevens was also not granted any stock options in 2005.

Other Compensation Plans. We maintain a profit sharing plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended

(the “Code”). All employees, including Jeffrey W. Taylor, Bruce W. Taylor, and Daniel C. Stevens, are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Code. We will make a matching contribution to the 401(k) Plan equal to 100% of each participant’s first 1% of compensation deferred and 50% of a participant’s deferrals above 1% of compensation, up to a maximum of 6% of the participant’s salary. We have the discretion to change or cease these matching contributions under the plan.

We also maintain a defined contribution plan covering employees who have completed 30 days of continuous service during a year in which they complete 1,000 hours of service by year-end, as defined in the plan, and are at least 18 years old, and covering other employees meeting eligibility requirements. In our sole discretion, we may make contributions to the plan in the form of cash or stock. Employer discretionary contributions, and ESOP stock and cash accounts plus earnings, are subject to vesting requirements. For 2005, the following amounts were contributed to this Plan for the benefit of our officers: Jeffrey W. Taylor—$3,291; Bruce W. Taylor—$3,291; and Daniel C. Stevens—$3,291.

In addition, we maintain the Taylor Capital Group Non-Qualified Deferred Compensation Plan for our senior managers, including Jeffrey W. Taylor, Bruce W. Taylor, and Daniel C. Stevens. Senior managers may elect to defer their own salary and incentive earnings, and the Compensation Committee, in its sole discretion, may provide cash contributions into the Plan through non-qualified deferred compensation (“NQDC”) and the supplemental executive retirement plan (“SERP”). The Compensation Committee also has the authority to make discretionary contributions into the Plan. NQDC and SERP contributions are determined based upon different formulae and have different vesting schedules. All contributions under this Plan are maintained in a rabbi trust. For 2005, the following amounts were contributed to this Plan for the benefit of our officers: Jeffrey W. Taylor— $156,018 ($58,198 through NQDC and $97,820 through SERP); Bruce W. Taylor—$103,571 ($69,171 through NQDC and $34,400 through SERP); Daniel C. Stevens—$115,014 ($15,014 through NQDC and $100,000 through SERP).

Benefits. Benefits offered to Jeffrey W. Taylor, Bruce W. Taylor, and Daniel C. Stevens are largely those that are offered to our general employee population, such as group health and life insurance coverage and participation in the qualified retirement plans. Benefits are not tied directly to corporate performance.

Consultants. The Compensation Committee retained Compensia, a compensation consulting firm, to review its compensation program in 2005 to, among other things, ensure that no change in control payments would be triggered due to the percentage change of the Taylor family’s ownership as a consequence of the Company’s August 2005 public offering.

Internal Revenue Code Limits on Deductibility of Compensation. Federal income tax law prohibits publicly traded corporations from deducting certain compensation paid to executives that exceeds $1 million during the tax year. However, if compensation is based on the achievement of performance goals that we, as the Compensation Committee, set pursuant to plans approved by our stockholders, the compensation is not included in the computation of the limit. Although we may award non-deductible compensation in circumstances where we deem it appropriate, we generally intend for all compensation paid to our executive officers to be tax deductible to Taylor Capital Group pursuant to the Internal Revenue Code.

Submitted by the Members of the Compensation Committee:

Melvin E. Pearl

Richard W. Tinberg

Adelyn Leander

The above report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

STOCK PERFORMANCE GRAPH

The graph below compares our cumulative stockholder return on our common stock from October 16, 2002 through December 31, 2005, with the composite index for all U.S. companies included in the NASDAQ Stock Market and the SNL NASDAQ Stock Market Bank Index. The source for the information below is SNL Financial LC, Charlottesville, VA.

Since October 16, 2002, our common stock has been principally traded on the NASDAQ National Market under the symbol “TAYC.”

	Period Ending
Index	10/16/02	12/31/02	12/31/03	12/31/04	12/31/05
Taylor Capital Group, Inc.	100.00	110.11	153.34	202.36	245.63
NASDAQ Composite	100.00	108.27	163.22	178.16	182.04
SNL NASDAQ Bank Index	100.00	100.94	130.29	149.32	144.77

This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

AUDIT MATTERS

The Audit and Examining Committee engaged the firm of KPMG LLP as our independent public accountants for 2006. It is expected that a representative from this firm will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representative desires to do so.

The aggregate fees incurred by us for KPMG professional services for the years ended December 31, 2005 and 2004 were as follows:

	For the Year Ended December 31,
	2005	2004
Audit	$455,300	$390,850
Audit-Related	55,000	24,290
Tax Fees	—	3,700
All Other	—	1,750

Total Fees	$510,300	$420,590

Audit Fees

Audit fees include fees for professional services rendered for the annual audit of the consolidated financial statements, including the audit of internal control over financial reporting, and the review of the Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the years indicated. Audit fees for 2005 also include professional fees associated with the restatement of our Annual Report on Form 10-K for the year ended December 31, 2004 and the restatement of Quarterly Report on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005.

Audit-Related Fees

Audit related fees in 2005 include professional fees for work related to our public offering of common shares in the third quarter of 2005. Audit related fees in 2004 include fees for required regulatory reports and fees for work performed in connection with the audits of our employee benefit plans.

Tax Fees

Tax fees in 2004 include fees for consulting regarding our financial reporting for income taxes.

All Other Fees

All other fees in 2004 represent fees for professional services rendered in connection with our stock-based compensation plans. The Audit and Examining Committee has considered these other services and KPMG’s representations, and believes that the provision of these services by KPMG is compatible with maintaining KPMG’s independence.

Pre-Approval Policies and Procedures

All audit, audit-related, tax services and other services to be provided by the independent public accountants are required to be pre-approved by the Audit and Examining Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee, the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom such authority is so delegated to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

Audit and Examining Committee Report

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s auditors and related matters. The committee operates under a written charter adopted by the Board of Directors which is which is available on Taylor Capital Group’s website at www.taylorcapitalgroup.com under the caption “Governance Documents.” The Board of Directors, in its business judgment, has determined that all members of the audit committee are “independent” as defined by the National Association of Securities Dealers’ listing standards for the Nasdaq National Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent public accountants, KPMG LLP, are responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. KPMG LLP is also responsible for auditing Taylor Capital Group’s assessment of internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and that management maintained effective internal control over financial reporting. We have also relied upon the representations of KPMG LLP included in their reports on Taylor Capital Group’s consolidated financial statements and management’s assessment of internal control over financial reporting.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and its independent auditors, KPMG LLP, to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2005 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and the results of its audit of management’s assessment of internal control over financial reporting. We also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, and KPMG LLP provided us with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as modified or supplemented. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit and Examining Committee:

Richard W. Tinberg

Ronald D. Emanuel

Shepherd G. Pryor IV

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

CODE OF ETHICS

The Board of Directors has adopted a Code of Conduct for the Company that includes a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents.” The Company will also furnish a copy of the Code of Conduct to any person without charge, upon written request. Request should be made in writing to Taylor Capital Group, Inc., Attention: Daniel C. Stevens, Chief Financial Officer, 9550 West Higgins Road, Rosemont, Illinois 60018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and certain beneficial holders of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any filings made after these due dates during 2005. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Exchange Act during 2005 and written representations from certain reporting persons that no Form 5 is required for them, the Company believes that, during 2005, all of the filing requirements under section 16(a) of the Exchange Act were timely satisfied, except for (1) filings on Form 4 made on behalf of Mr. Bliwas, Mr. Emanuel, Ms. Leander, Mr. McGowan, Ms. O’Sullivan, Mr. Pearl, Mr. Pryor, Ms. Taylor Robinson, Mr. Tinberg and Mr. Yeager on March 10, 2005, in each case to report a grant of stock options, (2) a filing on Form 5 made on behalf of Ms. Leander on May 3, 2005, to report a gift of shares of common stock by Ms. Leander’s spouse on February 12, 2003, (3) a filing on Form 4 made on behalf of Mr. McGowan on August 26, 2005, to report an acquisition of shares by Mr. McGowan on August 17, 2005, (4) a filing on Form 4 made on behalf of Mr. Stevens on August 26, 2005, to report an acquisition of shares by Mr. Stevens on August 17, 2005, and (5) a filing on Form 4 made on behalf of Ms. Taylor Robinson on September 12, 2005, to report the exercise of certain stock options on September 6, 2005.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Management Loans and Transactions

Under Section 402 of the Sarbanes-Oxley Act, it is unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public;

•	made by the issuer on market terms, or terms that are no more favorable that those offered by the issuer to the general public; and

•	did not involve more than the normal risk of collectability or present other unfavorable features.

Section 402 also does not apply to loans by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act and the Federal Reserve’s Regulation O.

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been, and will continue to be, made in the ordinary course of business of the Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. Therefore, our management further believes that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act. As of December 31, 2005, the aggregate outstanding amount of all loans which individually exceed $60,000 to our officers and directors, members of their immediate families and the firms and corporations in which they have at least a 10% beneficial interest was approximately $9.4 million. In the past, the Board of Directors of the Bank was required to approve all loans to our executive officers and directors. In connection with our initial public offering, we revised our policy to require that any loans to our executive officers and directors, in addition to complying with Section 402 of the Sarbanes-Oxley Act, are subject to the approval of our Audit and Examining Committee, which is comprised solely of independent directors.

Insurance Provider

One of our company’s insurance brokers is Dann Insurance, which provides directors’ and officers’ liability and property and casualty insurance brokerage services. Scott Dann, brother-in-law of Jeffrey W. Taylor, beneficially owns approximately 33.3% of the capital stock of Dann Insurance. In 2005, our company paid approximately $1.2 million with respect to various insurance policies for which Dann Brothers, Inc. acted as a broker.

Legal Counsel

Two of the Company’s primary legal counsels are Katten Muchin Rosenman LLP and McDermott, Will & Emery. Melvin E. Pearl, a director of our company, was a founding partner with the law firm of Katten Muchin Rosenman LLP from 1974 until 2004, has retired and is now “Of Counsel” to that firm. Mark L. Yeager, a director of our company, is a partner with the law firm of McDermott, Will & Emery.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company by January 8, 2007, the date not less than 120 days prior to May 8, 2007. In addition, Article 2, Section 2.10 of the Company’s By-Laws (the “Notice Provision”) provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail, postage prepaid, to the Secretary of the Company not less than 120 days nor more than 150 days prior to May 8, 2007, the first anniversary of the date on which the Company first mailed its proxy materials for the 2006 Annual Meeting of Stockholders. The Company’s form of proxy for the 2007 Annual Meeting of Stockholders will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in the Company’s proxy statement and form of proxy.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with our Board of Directors by sending a letter to Taylor Capital Group, Inc. Board of Directors, c/o The Office of the Secretary, Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018. The Office of the Secretary will receive the correspondence and forward it to the Director or Directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or it members.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2005, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Daniel C. Stevens, Chief Financial Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

[FRONT SIDE OF PROXY CARD]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY

ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated May 8, 2006, hereby constitutes and appoints Jeffrey W. Taylor and Daniel C. Stevens, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation held of record by the undersigned on April 27, 2006, at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, June 15, 2006, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the director nominees listed in Proposal One, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]

ELECTION OF TEN (10) DIRECTORS FOR A ONE YEAR TERM.

The Board of Directors Unanimously Recommends a Vote FOR the Following Nominees.

	For	Withhold

01 – Jeffrey W. Taylor
02 – Bruce W. Taylor
03 – Ronald Bliwas
04 – Ronald D. Emanuel
05 – Edward McGowan
06 – Louise O’Sullivan
07 – Melvin E. Pearl
08 – Shepherd G. Pryor, IV
09 – Richard W. Tinberg
10 – Mark L. Yeager

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:                                                          , 2006

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.